Balance sheet
	Dane	Portus
	9/30/2013	9/30/2013		Adjustments	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$ 1,310	$ -			$ 1,310
Prepaid Assets	291	65,000	(1)	(65,000)	291

Total Assets	1,601	65,000		(65,000)	1,601

LIABILITIES AND STOCKHOLDER DEFICIT

CURRENT LIABILITIES
Accounts payable	12,179	27,568	(1)	(27,568)	12,179
Shareholder/Parent advances	11,000	75,000	(1)	(75,000)	11,000

Total Current Liabilities	23,179	102,568		(102,568)	23,179

STOCKHOLDER EQUITY
Common stock	53,600	11,309	(1)	(11,309)	53,800
			(2)	(53,600)
			(3)	53,800
Additional Paid in Capital	43,400	823,971	(1)	(823,971)	(75,378)
			(2)	(43,400)
			(2)	(21,578)
			(3)	(53,800)
Deficit accumulated	(118,578)	(872,848)	(1)	872,848	-
			(2)	118,578
TOTAL STOCKHOLDERS EQUITY	(21,578)	(37,568)		37,568	(21,578)

TOTAL LIABILITIES AND
STOCKHOLDER DEFECIT	$ 1,601	$ 65,000		$ (65,000)	$ 1,601

(1) remove all assets and liabilities of Portus Holdings, Inc. as a result of only the intellectual property ("business") was sold to Dane Exploration, therefore none of the entity specific accounts survive the transaction

(2) remove the equity of Dane Exploration as a result of Portus' business being the accounting acquirer

(3) to account for the 50,000,000 shares issued by Dane to Portus and the cancellation of 49,800,000 of the 53,600,000 shares by Dane's shareholders contemporaneous with the transaction resulting in 53,800,000 shares issued and outstanding post transaction

Statement of Operations
	Dane	Portus
	9 mos end9/30/2013	9 mos end9/30/2013		Adjustments	ProForma

Finance and Accounting
	$ -	$ 4,150			$ 4,150
Professional Fees	11,254	-	(1)	(11,254)	-
General and Administrative	16,929	281,041	(1)	(16,929)	281,041
Total Expenses	28,183	285,191			285,191
NET INCOME (LOSS)
	$ (28,183)	$ (285,191)			$ (285,191)

NET LOSS PER SHARE:
Basic and Diluted	$ (0.00)	$ (0.00)			$ (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic and diluted	53,363,699	113,065,565	(2)	(112,629,264)	53,800,000

Notes
(1) to remove p&l activity of Dane Exploration
(2) adjust shares for transaction

Statement of Operations
	Dane	Portus
	12 mos end 9/30/2012	12 mos end 12/31/2012		Adjustments	ProForma
Finance and Accounting
	$ -	$ 38,608			$ 38,608
Exploration costs	7,688	$ -	(1)	(7,688)	-
Professional Fees	18,208	25,000	(1)	(18,208)	25,000
General and Administrative	10,193	404,551	(1)	(10,193)	404,551
Total Expenses	36,089	468,159			468,159
NET INCOME (LOSS)
	$ (36,089)	$ (468,159)			$ (468,159)

NET LOSS PER SHARE:
Basic and Diluted	$ (0.00)	$ (0.00)			$ (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic and diluted	50,918,033	112,716,291	(2)	(109,834,324)	53,800,000

Notes
(1) to remove p&l activity of Dane Exploration
(2) adjust shares for transaction

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